                                                                    EXHIBIT 3.36

                                     BYLAWS
                                       OF
                                 PILLOWTEX,INC.

                                   ARTICLE I

                               OFFICES AND AGENT

         1.01 Registered Office and Agent. The registered office of the corporation shall be located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, and the name of the registered agent of the corporation at such address is The Corporation Trust Company.

         1.02 Other Offices. The corporation may also have offices at such other places within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                    ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         2.01 Annual Meetings. An annual meeting of the shareholders shall be held on the first Monday of the third month following the close of each fiscal year of the corporation if not a legal holiday, and if a legal holiday, then on the next day following that is not a legal holiday. At each annual meeting the shareholders shall elect a board of directors and shall transact such other business as may properly be brought before the meeting.

         2.02 Call for Special Meetings. Special meetings of the shareholders, for any purpose or purposes may be held at such time and place, within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice. Unless otherwise prescribed by statute or by the Certificate of Incorporation, or by these bylaws, special meetings of the shareholders may be called by the President, the board of directors, or by one or more shareholders, the aggregate of whose shares comprise not less than one-tenth of all shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the subjects stated in the notice of the meeting, unless such notice shall have been waived.

         2.03 Notice. Unless notice is waived, written or printed notice stating the place, date, and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the

President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.

         2.04 Quorum; Majority Vote. The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, the Certificate of Incorporation, or these bylaws. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question before such meeting, unless the question is one upon which, by express provision of law, the Certificate of Incorporation, or these bylaws, a different vote is required, in which case such express provision shall govern. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         2.05 Voting. Unless otherwise provided in the Certificate of Incorporation, at every election of directors, each shareholder shall have the right to vote the number of voting shares that such shareholder owns for as many persons as there are directors to be elected. Unless otherwise provided in the Certificate of Incorporation, no shareholder shall be entitled to cumulate such shareholder's votes, and cumulative voting is prohibited.

                                  ARTICLE III

                                   DIRECTORS

         3.01 Powers. The business and affairs of the corporation shall be managed by its board of directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation, or these bylaws directed or required to be exercised or done by the shareholders.

         3.02 Number and Election. The board of directors shall consist of not less than one director; no director need be a shareholder, however, at least one director shall be a resident of the State of Delaware. At each annual meeting of the shareholders, the shareholders may change the number of directors who shall serve for the ensuing year and each such determination shall be a continuing determination of the number of directors until a change by a vote of the shareholders. The directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall hold office until such director's successor shall be elected and shall qualify. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, notwithstanding that the remaining directors constitute less than a quorum of the board of directors, or by the holders of a majority of the shares then entitled to vote in election of directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or a special meeting of the shareholders called for that purpose, or may be filled by the board of directors for a term of office continuing only until the next election of one or more of the directors by the shareholders.

         3.03 Removal. Any director may be removed, with or without cause, at any duly constituted meeting of shareholders called expressly for that purpose, by the affirmative vote of the holders of a majority of the shares then entitled to vote in elections of directors.

         3.04 First Meeting of New Board. The first meeting of each newly elected board of directors shall be held without further notice immediately following the annual meeting of the shareholders.

         3.05 Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall be determined by the board. Special meetings of the board of directors may be called by or at the direction of the President on 24 hours' notice to each director, either personally or by mail or by telegram, or by facsimile. The purpose or purposes of such meeting need not be stated in the notice thereof, except as is specifically provided in section 11.01 of these bylaws.

         3.06 Quorum: Majority Vote. At all meetings of the board of directors, the presence of a majority of the number of directors fixed in the manner provided in these bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation, or these bylaws. If a quorum shall not be present at any meeting, the directors present at the meeting may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

         3.07 Compensation as Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board; provided that nothing contained in these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for such service.

         3.08 Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees, each of which shall be comprised of one or more members and, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors, except that no such committee shall have the authority of the board of directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation under Section 251 or Section 252 of the Delaware General Corporation Law, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering or repealing the bylaws of the corporation or adopting new bylaws for the corporation, altering or repealing any resolution of the board of directors that by its terms provide that it shall not be so amendable or repealable; and, unless the resolution expressly so provides, no committee shall have the power or authority to declare a dividend, or to authorize the issuance of shares of the corporation, or to adopt a merger pursuant to Section 253 of the Delaware General Corporation Law. The designation of such committee and the delegation of authority to such committee shall not operate to relieve the board of directors, or any member of the board, of any responsibility imposed by law.

                                   ARTICLE IV

                                    NOTICES

         4.01 Formalities of Notices. Whenever, under the provisions of law, the Certificate of Incorporation, or these bylaws, notice is required to be given to any director or shareholder and no provision is made as to how such notice shall be given, personal notice shall not be required, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when such notice shall have been deposited in the United States mails as aforesaid.

         4.02 Waiver of Notices. Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of law, the Certificate of Incorporation, or these bylaws, a waiver of such notice in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to giving such notice.

                                   ARTICLE V

                                    OFFICERS

         5.01 Offices. The officers of the corporation shall be elected by the directors and may include a chairman of the board of directors, a president, one or more vice presidents, a secretary, and a treasurer. The board of directors may also elect or appoint one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person.

         5.02 Election of Officers; Term; Removal; Salary. The board of directors at its first meeting after each annual meeting of shareholders shall elect the officers, none of whom need be members of the board. Each officer of the corporation shall hold office until such officer's successor is chosen and qualified or until such officer's death, resignation, or removal from office. Any officer or agent elected or appointed by the board of directors may be removed at any time by the board of directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the board of directors. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         5.03 The President. The President shall be the chief executive officer of the corporation; the President shall preside at all meetings of the shareholders, shall have general and active management of the business and affairs of the corporation, shall see that all orders and resolutions of the board are carried into effect, and shall perform such other duties as the board of directors shall prescribe.

         5.04 The Vice Presidents. If the corporation elects or appoints one or more Vice Presidents, then each Vice President shall have such power and perform such duties as the board of directors may from time to time prescribe or as the President may from time to time delegate.

         5.05 The Secretary and Assistant Secretaries. The Secretary shall attend all sessions of the board of directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the corporation and, when authorized by the board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary's signature or by the signature of the Treasurer or an Assistant Secretary. If the corporation does not elect or appoint a person to the office of Treasurer or Assistant Treasurer, then the Secretary shall assume all duties of the Treasurer, as described in paragraph 5.06. Each Assistant Secretary shall have such powers and perform such duties as the board of directors may from time to time prescribe or as the President may from time to time delegate.

         5.06 The Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as the board of directors may designate. The Treasurer shall disburse the funds of the corporation as the board of directors may order, taking proper vouchers for such disbursements, shall render to the President and directors, at the regular meetings of the board or whenever the board may require it, an account of all the Treasurer's transactions and of the financial condition of the corporation, and shall perform such other duties as the board of directors may prescribe. If the board of directors requires, then the Treasurer shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of the Treasurer's office and for the restoration to the corporation, in case of the Treasurer's death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the corporation. If no person is elected or appointed to fill the office of Treasurer, then the duties described in this paragraph shall be assumed by the Secretary.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

         6.01 Delivery, Form and Content. The board of directors shall cause to be delivered to the shareholders certificates in such form as the board of directors may determine representing all shares to which such shareholders are entitled. Certificates shall be consecutively numbered by classes and shall be entered in the books of the corporation as they are issued. Each certificate shall state on its face the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile. If any certificate is countersigned by a transfer agent, or an assistant transfer agent, or registered by a registrar, other than the corporation or an employee of the corporation, then the signature of any officer may be a facsimile.

         6.02 Lost Certificates. The board of directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon receiving an affidavit of that fact from the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance of a new certificate, may require the owner of such lost or destroyed certificate, or such person's legal representative, to advertise the same in such manner as the board shall require and/or give the corporation a bond in such form, in such sum, and with such surety or sureties as the board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed and/or agree to indemnify the corporation against any such claim.

         6.03 Transfer. Shares of stock shall be transferable only on the books of the corporation by the holder in person or by such person's duly authorized attorney. Upon surrender to the corporation of the certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation shall be obligated to issue a new certificate to the person entitled to the new certificate, cancel the old certificate, and record the transaction upon its books.

         6.04 Record Holder. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact of such stock and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, or any limitation upon the ownership, power, or authority of such holder, whether or not the corporation shall have express or other notice, except as otherwise provided by law.

                                  ARTICLE VII

                                   DIVIDENDS

         7.01 Dividends. Dividends on the outstanding shares of the corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the corporation, subject to the provisions of law and the Certificate of Incorporation. The board of directors may fix in advance a record date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than thirty days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring such dividend shall be the record date.

                                  ARTICLE VIII

                          ACTION BY UNANIMOUS CONSENT
                           OR BY CONFERENCE TELEPHONE

         8.01 Action by Unanimous Consent. Any action required by the Certificate of Incorporation, these bylaws, or Delaware law to be taken at a meeting of the board of directors of the corporation, or any action that may be taken at any such meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter of the action, and such consent is filed in the minute book of the corporation.

         8.02 Action by Consent of Shareholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of the shareholders of the corporation, or any action which may be taken at any annual meeting or special meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. Prompt notice that corporate action was taken without a meeting by less than unanimous written consent shall be given to the stockholders who have not consented in writing. In lieu of any statement regarding a shareholders vote required to be set forth in any document or certificate to be filed with the Delaware Secretary of State, a statement that a written consent and written notice have been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law may be given.

         8.03 Actions by Conference Telephone. Subject to any notice of meeting requirements in these bylaws or under Delaware law, the board of directors, or members of any committee designated by such board, may participate in and hold a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Minutes of any such meeting shall be promptly prepared by the Secretary, circulated to all directors entitled to vote at the meeting (whether they participated or not), placed in the regular corporate records containing similar meeting minutes, and called to the attention of such board of directors or committee at its next regular meeting.

                                   ARTICLE IX

                                INDEMNIFICATION

         9.01 Persons. The corporation may indemnify, to the extent permitted in this article, and shall indemnify as required by this article:

                          (a) any person who is or was a director, officer, agent, or employee of the corporation, and

                          (b) any person who serves or served at the corporation's request as a director, officer, partner, venturer, proprietor, trustee, agent, employee, or similar functionary of another corporation or of a partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

         9.02 Derivative Suits. In case of a suit or action by or in the right of the corporation to procure a judgment in its favor against a person named in paragraph 9.01 by reason of such person holding a position named in paragraph 9.01, the corporation may indemnify such person if the standard in paragraph 9.04 is satisfied, for reasonable expenses actually and reasonably incurred by such person (including attorney's fees) in connection with the defense or settlement of the suit or action and, additionally, for judgments and fines if such person is found liable for negligence in the performance of duties to the corporation.

         9.03 Nonderivative Suits. In case of a suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a suit by or in behalf of the corporation, collectively hereinafter referred to as a nonderivative suit, against a person named in paragraph 9.01 by reason of such person holding a position named in Paragraph 9.01, the corporation may indemnify such person if the standard in Paragraph 9.04 is satisfied for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the nonderivative suit as follows:

                          (a)     Judgments;

                          (b)     Penalties, including excise and similar taxes;

                          (c)     Fines;

                          (d)     Settlements; and

                          (e) Reasonable expenses actually incurred (including attorney's fees).

         9.04 Standard. In case of a derivative suit, a person named in paragraph 9.01 may be indemnified if such person acted in good faith in the transaction that is the subject of the suit, and in a manner reasonably believed to be in or not opposed to the corporation's best interest; provided that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In the case of nonderivative suit, a person named in paragraph 9.01 may be indemnified if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation's best interest. With respect to any criminal action or proceeding, the person must have had no reasonable cause to believe that the conduct that is the subject of such action was unlawful. The termination of a nonderivative proceeding by judgment, order, settlement, conviction, or on a plea of NOLO CONTENDERE or its equivalent, does not of itself create a presumption that the person does not meet the standards set forth in this paragraph.

         9.05 Mandatory Indemnification. The corporation shall indemnify a person named in paragraph 9.01 against expenses (including attorney's fees) actually and reasonably in connection with a proceeding in which such person is a party by reason of such person holding a position named in paragraph 9.01 to the extent such person has been successful, on the merits or otherwise, in the defense of the proceeding.

         9.06 Determination that Standard Has Been Met. A determination that the standard of paragraph 9.04 has been satisfied shall be made by:

                 (a) a majority vote of the directors of the corporation who at the time of the vote are not parties to the action, suit, or proceeding even though less than a quorum; or

                 (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

                 (c)   the shareholders of the corporation.

         9.07 Advance Payments. The corporation may pay in advance any expense (including attorney's fees) that may become subject to indemnification under paragraphs 9.01-9.06 if the person receiving the payment affirms in writing that in good faith the person believes the standards set forth in paragraph 9.04 have been met, and undertakes to repay any advance payments if it is ultimately determined that such person has not met those standards.

         9.08 Insurance. The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph 9.01, against any liability asserted against or incurred by such person in any such position, or arising out of such person's status as such, whether or not the corporation would have power to indemnify such person against such liability under paragraphs 9.01-9.07.

         9.09 Additional Indemnification. The rights of indemnification provided in this article IX shall be in addition to any other rights to which any person named in paragraph 9.01 may otherwise be entitled by contract, under the Delaware General Corporation Law or as a matter of law; and if any such person dies, then such rights shall extend to such person's heirs and legal representatives. The provisions of this article IX are separable, and if any provision be held invalid, all other provisions shall only be curtailed to the extent necessary to make such provision enforceable, it being the intent of this article that the corporation indemnify each person named in paragraph 9.01 to the maximum extent permitted by law.

                                   ARTICLE X

                               GENERAL PROVISIONS

         10.01 Seal and Official Records. The seal of the corporation, if adopted by the board of directors, the stock certificate book, the minute book, and the corporation's financial records shall be of the type that the board of directors determines and establishes and may be changed from time to time in the board's discretion.

         10.02 Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative, for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

         10.03 Headings. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

                                   ARTICLE XI

                                   AMENDMENTS

         11.01 Alteration, Amendment, or Repeal. The power to alter, amend, or repeal these bylaws or adopt new bylaws, subject to repeal or change by action of the shareholders, shall be vested in the board of directors. The board of directors may make such alteration, amendment, or repeal at any meeting at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment or repeal contained in the notice of such meeting (or such notice shall have been waived).